Exhibit 99.1

R1 RCM Reports First Quarter 2017 Results
CHICAGO - May 9, 2017 - R1 RCM Inc. (“R1” or the “Company”) (NASDAQ: RCM), a leading provider of revenue cycle management and physician advisory services to healthcare providers, today announced results for the three months ended March 31, 2017.
First Quarter 2017 Results:

•	GAAP net services revenue of $86.9 million

•	GAAP net loss of $8.3 million

•	Adjusted EBITDA of negative $1.4 million, compared to net cash generated from customer contracting activities of negative $12.6 million for the first quarter of 2016.
“Our first quarter results were ahead of our internal expectations and reflect the progress we are making in executing against our objectives,” said Joe Flanagan, President and Chief Executive Officer of R1. “We reached a number of important milestones this quarter, including listing our shares on Nasdaq and turning to positive margin contribution from the hospitals we started onboarding to our platform last summer.”
“I’m very pleased with the financial results for the first quarter,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1. “We remain focused on continued execution and generating positive EBITDA as well as free cash flow in the second half of the year.”
2017 Outlook
For 2017, R1 currently expects to generate:

•	Revenue of between $400 million and $425 million

•	GAAP operating loss of $25 million to $30 million

•	Adjusted EBITDA of $0 to positive $5 million
Conference Call and Webcast Details
R1’s management team will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 877-880-5884 (631-601-2894 outside the U.S. and Canada) using conference code number 12384316. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at r1rcm.com.

Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release. For the three months ended March 31, 2017: As of January 1, 2017, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). Subsequent to adoption of Topic 606, the non-GAAP financial measure referenced in the press release is adjusted EBITDA. Adjusted EBITDA is defined as GAAP net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance & certain other items.
For the three months ended March 31, 2016: Prior to the adoption of Topic 606, non-GAAP financial measures utilized by the company included gross cash generated from customer contracting activities, and net cash generated from customer contacting activities. Gross cash generated from customer contracting activities was defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities was defined as net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance & certain other items. Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities and customer liabilities - related party balance in the condensed consolidated balance sheets available in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016.
Our Board and management team use non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Table 4 presents a reconciliation of GAAP net income to adjusted EBITDA, and GAAP net income to net cash generated from customer contracting activities. Adjusted EBITDA and net cash generated from customer contacting activities are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private securities Litigation Reform Act of 1995. In particular, any statements about future growth, plans and performance, including any statements about the Company’s forecast for 2017, are forward-looking statements. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “would” and similar expressions or variations, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events as of the date hereof and any forward-looking statements contained herein should not be relied upon as representing the Company’s views as of any subsequent date. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. While the Company may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
Investors are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements made herein call involve risks and uncertainties. All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016 and any other periodic reports that the Company files with the SEC.

About R1 RCM
R1 serves as the one revenue cycle management partner for select hospitals and healthcare systems regardless of their payment models, patient engagement strategies or settings of care. The company uses a proven operating model based on the R1 Performance StackSM designed to fit seamlessly into any healthcare organization’s infrastructure and to enhance the patient experience, improve provider economics and provide revenue predictability. To learn more, visit r1rcm.com.

Contact:
R1 RCM Inc.
Investor and Media Relations:
Atif Rahim
312.324.5476
investorrelations@r1rcm.com

Table 1
R1 RCM Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$142.7	$181.2
Accounts receivable, net	9.0	4.0
Accounts receivable, net - related party	25.5	1.8
Prepaid income taxes	0.2	3.8
Prepaid expenses and other current assets	28.0	13.8
Total current assets	205.4	204.6
Property, equipment and software, net	35.0	32.8
Non-current deferred tax asset	100.8	169.9
Restricted cash	1.5	1.5
Other assets	8.1	6.3
Total assets	$350.8	$415.1

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2.3	$7.9
Current portion of customer liabilities	2.1	69.7
Current portion of customer liabilities - related party	13.7	14.2
Accrued compensation and benefits	28.1	24.8
Other accrued expenses	16.3	18.5
Total current liabilities	62.5	135.1
Non-current portion of customer liabilities	1.0	1.0
Non-current portion of customer liabilities - related party	6.1	110.0
Other non-current liabilities	14.0	9.7
Total liabilities	83.6	255.8

Preferred Stock	175.9	171.6
Stockholders’ equity (deficit):
Common stock	1.2	1.2
Additional paid-in capital	343.9	349.2
Accumulated deficit	(194.0)	(304.7)
Accumulated other comprehensive loss	(2.0)	(2.8)
Treasury stock	(57.8)	(55.2)
Total stockholders’ equity (deficit)	91.3	(12.3)
Total liabilities and stockholders’ equity (deficit)	$350.8	$415.1

Table 2
R1 RCM Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In millions, except share and per share data)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Net services revenue	$86.9	$352.2
Operating expenses:
Cost of services	80.9	45.1
Selling, general and administrative	14.3	17.6
Other	0.2	10.8
Total operating expenses	95.4	73.5
Income (loss) from operations	(8.5)	278.7
Net interest income	0.1	0.1
Income (loss) before income tax provision	(8.4)	278.8
Income tax provision (benefit)	(0.1)	111.4
Net income (loss)	$(8.3)	$167.4

Net income (loss) per common share:
Basic	$(0.12)	$0.85
Diluted	$(0.12)	$0.85
Weighted average shares used in calculating net income (loss) per common share:
Basic	101,364,424	98,289,802
Diluted	101,364,424	99,232,974

Table 3
R1 RCM Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Operating activities
Net income (loss)	$(8.3)	$167.4
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	3.2	2.3
Share-based compensation	3.7	6.8
Deferred income taxes	(0.5)	112.8
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(24.2)	1.3
Prepaid income taxes	3.7	0.5
Prepaid expenses and other assets	(15.5)	(4.3)
Accounts payable	(4.0)	(3.2)
Accrued compensation and benefits	3.2	7.6
Other liabilities	3.5	3.1
Customer liabilities and customer liabilities - related party	7.3	(293.2)
Net cash (used in) provided by operating activities	(27.9)	1.1
Investing activities
Purchases of property, equipment, and software	(9.2)	(2.1)
Net cash used in investing activities	(9.2)	(2.1)
Financing activities
Series A convertible preferred stock and warrant issuance, net of issuance costs	—	178.7
Exercise of vested stock options	—	0.1
Purchase of treasury stock	(0.6)	(0.3)
Shares withheld for taxes	(1.5)	(0.4)
Net cash (used in) provided by financing activities	(2.1)	178.4
Effect of exchange rate changes in cash	0.7	0.1
Net increase (decrease) in cash and cash equivalents	(38.5)	177.5
Cash and cash equivalents, at beginning of period	181.2	103.5
Cash and cash equivalents, at end of period	$142.7	$281.0

Table 4
R1 RCM Inc.
Reconciliation of Non-GAAP to GAAP
(In millions)

	Three Months Ended March 31,
	2017	2016
	(In millions)

RCM services: net operating fees	$70.7	$248.7
RCM services: incentive fees	5.6	98.0
RCM services: other	3.0	2.4
Other services fees	7.6	3.1
Net services revenue	$86.9	$352.2
Change in deferred customer billings (non-GAAP)	n.a.	(311.3)
Gross cash generated from customer contracting activities (non-GAAP)	n.a.	$40.9

Net income (loss)	$(8.3)	$167.4
Net interest income	(0.1)	(0.1)
Income tax provision (benefit)	(0.1)	111.4
Depreciation and amortization expense	3.2	2.3
Share-based compensation expense	3.7	6.9
Other	0.2	10.8
Adjusted EBITDA (non-GAAP)	$(1.4)	$298.7
Change in deferred customer billings (non-GAAP)	n.a.	(311.3)
Net cash generated from customer contracting activities	n.a	$(12.6)

n.a. - Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities that were utilized by the Company in 2016 are not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the three months ended March 31, 2016 as they are the most comparable metric to net services revenue and adjusted EBITDA, respectively, for the three months ended March 31, 2017.

Table 5
R1 RCM Inc.
Share-Based Compensation Expense Allocation Details
(In millions)

	Three Months Ended March 31,
	2017	2016

Cost of services	$1.2	$2.0
Selling, general and administrative	2.5	4.9
Other	—	—
Total share-based compensation expense	$3.7	$6.9

Table 6
R1 RCM Inc.
Depreciation and Amortization Expense Allocation Details
(In millions)

	Three Months Ended March 31,
	2017	2016

Cost of services	$2.9	$2.1
Selling, general and administrative	0.3	0.2
Total share-based compensation expense	$3.2	$2.3

Table 7
R1 RCM Inc.
Reconciliation of GAAP Net Services Revenue to Non-GAAP Gross Cash Generated from Customer Contracting Activities
(In millions)

	Three Months Ended March 31, 2016
	Net Services Revenue	Change in deferred customer billings	Gross cash generated (1)
RCM services: net operating fees	$248.7	$(223.9)	$24.8
RCM services: incentive fees	98.0	(89.1)	8.9
RCM services: other	2.4	1.7	4.1
Other services fees	3.1	—	3.1
Total	$352.2	$(311.3)	$40.9

(1) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross cash generated from customer contracting activities that was utilized by the Company in 2016 is not applicable for 2017. Gross cash generated from customer contracting activities has been provided for the three months ended March 31, 2016 as it is the most comparable metric to net services revenue for the three months ended March 31, 2017.

Table 8
R1 RCM Inc.
Condensed Consolidated Non-GAAP Financial Information
(In millions)

	Three Months Ended March 31,
	2017	2016
RCM services: net operating fees	$70.7	$24.8
RCM services: incentive fees	5.6	8.9
RCM services: other	3.0	4.1
Other services fees	7.6	3.1
Net services revenue (GAAP) (2017), Gross cash generated from customer contracting activities (non-GAAP) (2016) (2)	86.9	40.9

Operating expenses (1) :
Cost of services (non-GAAP)	76.8	41.0
Selling, general and administrative (non-GAAP)	11.5	12.5
Sub-total	88.3	53.5

Adjusted EBITDA (non-GAAP) (2017), Net cash generated from customer contracting activities (non-GAAP) (2016) (2)	(1.4)	(12.6)

(1) Excludes share-based compensation, depreciation and amortization and other costs
(2) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities that were utilized by the Company in 2016 are not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the three months ended March 31, 2016 as they are the most comparable metric to net services revenue and adjusted EBITDA, respectively, for the three months ended March 31, 2017.